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                                                                      EXHIBIT 21

                          EasyLink Services Corporation

                         SUBSIDIARIES OF THE REGISTRANT
                                 APRIL 11, 2005


Subsidiary                                        State of Incorporation

EasyLink Services USA, Inc.                       Delaware
Swift Comtext Prvt. Ltd.                          UK
EasyLink Services Prvt. Ltd.                      UK
Easylink Services Corp. Pte Ltd                   Singapore
Easylink Services Corporation Sdn Bhd             Malaysia